UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K/A

Amendment No. 1 to
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 26, 2016

PAREXEL International Corporation
(Exact name of registrant as specified in charter)

Massachusetts	0-21244	04-2776269
(State or other juris- diction of incorporation	(Commission File Number)	(IRS Employer Identification No.)

195 West Street, Waltham, Massachusetts	02451
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (781) 487-9900

Not applicable.
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations for the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

This Current Report on Form 8-K/A updates information provided on a Form 8-K dated October 26, 2016, relating to disclosures made under Item 2.02, Results of Operations and Financial Condition, associated with the release of preliminary financial results for the fiscal quarter ended September 30, 2016.

Item 2.02. Results of Operations and Financial Condition.

In a Form 8-K furnished on October 26, 2016 (the “October 26th 8-K”), PAREXEL International Corporation (“PAREXEL” or the “Company”) reported preliminary financial results for the fiscal quarter ended September 30, 2016 (“Q1”). Subsequent to furnishing the earnings release in the October 26th 8-K, PAREXEL filed its financial statements on Form 10-Q on November 14, 2016 (the “10-Q”). The 10-Q reflects certain adjustments which were identified and recorded prior to the issuance of the financial statements reflected in the 10-Q but subsequent to the release of the preliminary financial statements reported in the October 26th 8-K (the “Preliminary Results”), which had an adverse impact on the Preliminary Results.

Full financial results of Q1, including additional information regarding the adjustments described above, are reported in the 10-Q. An updated version of the materials “Q1 Financial Results and Trended Financial Information” is available on the Company’s website at www.parexel.com under “Investors.”

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 14, 2016	PAREXEL International Corporation
By:	/s/ Emma Reeve
Corporate Vice President and Interim Chief Financial Officer